UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): January 7, 2003

RACI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-4520	51-0350929
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

870 Remington Drive
P.O. Box 700
Madison, North Carolina 27025-0700
(Address of principal executive offices)
(Zip Code)

(336) 548-8700
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Remington Arms Company, Inc., a subsidiary of the registrant, today announced its intention to issue $175 million aggregate principal amount of Senior Notes due January 2011 (the “Notes”), as a separate new issue. The offering is expected to close in January. The net proceeds of the offering will be applied to redeem all of the outstanding 9 1/2% Senior Subordinated Notes due 2003, repay borrowings under the registrant’s existing credit agreement and terminate all commitments thereunder and make a $100.0 million distribution to the registrant. The Notes will be guaranteed by RBC Holding, Inc., RA Factors, Inc. and RA Brands, L.L.C. The Notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

99.1        Press Release dated January 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACI HOLDING, INC. (Registrant)
Date: January 7, 2003	By:	/S/ MARK A. LITTLE
		Name:	Mark A. Little
		Title:	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

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